Exhibit 99.1

Ideal Power Reports First Quarter 2021 Financial Results

AUSTIN, TX – May 13, 2021 -- Ideal Power Inc. (“Ideal Power” or the “Company”) (Nasdaq: IPWR), pioneering the development and commercialization of highly efficient and broadly patented B-TRAN™ bi-directional power switches, reported results for its first quarter ended March 31, 2021.

“We continue to make progress toward our B-TRAN™ commercialization objectives,” stated Dan Brdar, President and Chief Executive Officer of Ideal Power. “Under our collaboration with Diversified Technologies, Inc. (DTI), we recently began the next wafer fabrication run with Teledyne, which, when completed later this quarter, represents the next major milestone under the United States Naval Sea Systems Command (NAVSEA) program. We have signed initial sampling agreements and are working with potential partners’ technical and procurement teams on additional sampling agreements. We also submitted proposals for government funding with both new and prospective partners in our customer sampling program. Since the beginning of the year, we have strengthened our balance sheet, added highly qualified business development and engineering leaders to the team, developed new packaging and driver designs and completed a major milestone under the NAVSEA program.”

Key First Quarter and Recent Operational Highlights

•	Completed the second major milestone under the NAVSEA program in partnership with DTI to demonstrate B-TRAN™ enabled high efficiency direct current circuit breakers as we received wafers from Teledyne’s second fabrication run.
•	In collaboration with The University of Texas at Austin’s Semiconductor Power Electronics Center:
o	Finalized the development and fabrication of a new B-TRAN™ driver for use in the customer sampling program; and
o	Under the NAVSEA program, finalized the development of a second packaging design for high volume production and to incorporate design for manufacturing feedback from a commercial packaging firm.
•	Released a B-TRAN™ information sheet that provides technical information on B-TRAN™, the new packaging design and driver that serve as the core of Ideal Power’s customer sampling program. The B-TRAN™ information sheet is available at http://www.idealpower.com/wp-content/uploads/2021/05/BTRAN-Information-Sheet-V1.1.pdf.
•	Actively engaged with automotive companies, electric vehicle (EV) system suppliers and renewable energy power converter manufacturers on evaluating B-TRAN™ for their applications and participation in our customer sampling program.
•	Submitted multiple proposals in collaboration with both new and prospective partners in our customer sampling program under a new round of solicitations from the Department of Energy for government funding, representing diverse applications including EVs, power converters for renewable energy and UPS systems for data centers.
•	Hired a Vice President of Business Development with a strong semiconductor background in both silicon and silicon carbide devices and established customer relationships in the electric vehicle and renewable energy market segments.

•	Hired a Vice President of Engineering with over 20 years of experience in leading power semiconductor design devices teams, including for EV and hybrid electric vehicle applications, and numerous publications and patents, to further expand in-house expertise and lead B-TRAN™ technology development.
•	B-TRAN™ Patent Estate: Currently have 62 issued B-TRAN™ patents with 25 of those issued outside of the United States and 22 pending B-TRAN™ patents. In late March, we had our first patent issuance in South Korea. Current geographic coverage now includes North America, China, Japan, South Korea and Europe, with potential to expand coverage into India.
•	Raised $21.2 million in net proceeds through an underwritten public offering of common stock, and an additional $3.3 million through the exercise of options and warrants.

First Quarter Financial Results

•	Grant revenue was $0.2 million in the first quarter of 2021.
•	Operating expenses in the first quarter of 2021 were $0.9 million, flat compared to $0.9 million in the first quarter of 2020.
•	Net loss in the first quarter of 2021 was $0.9 million, flat compared to $0.9 million in the first quarter of 2020.
•	Cash used in operating activities in first quarter of 2021 was $0.8 million compared to $0.8 million in the first quarter of 2020. Including investing activities, cash burn in the first quarter of 2021 was $0.9 million.
•	In the first quarter of 2021, the Company raised $21.2 million in net proceeds through an underwritten public offering of our common stock and net cash proceeds of $3.3 million from the exercise of options and warrants.
•	Cash and cash equivalents totaled $26.8 million at March 31, 2021.
•	Long-term debt outstanding at March 31, 2021 was $0.1 million relating to a Payroll Protection Program loan received in the second quarter of 2020 to temporarily subsidize payroll and facilities costs in a business landscape impacted by the COVID-19 pandemic. This loan was forgiven by the SBA earlier this month.

First Quarter 2021 Conference Call Details

Ideal Power CEO and President Dan Brdar and CFO Tim Burns will host the conference call, followed by a question and answer period.

To access the call, please use the following information:

Date:	Thursday, May 13, 2021
Time:	4:30 p.m. EST, 1:30 p.m. PST
Toll-free dial-in number:	1-866-248-8441
International dial-in number:	1-323-289-6581
Conference ID:	3477153

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact LHA Investor Relations at 1-212-838-3777.

The conference call will be broadcast live and available for replay at http://public.viavid.com/player/index.php?id=144800 and via the investor relations section of the Company’s website at www.IdealPower.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on Thursday, May 13, 2021, through Saturday, June 12, 2021.

Toll Free Replay Number:	1- 844-512-2921
International Replay Number:	1-412-317-6671
Replay ID:	3477153

About Ideal Power Inc.

Ideal Power (NASDAQ: IPWR) is pioneering the development of its broadly patented bi-directional power switches, creating highly efficient and ecofriendly energy control solutions for electric vehicle, electric vehicle charging, renewable energy, energy storage, UPS / data center and other industrial and military applications. The Company is focused on its patented Bi-directional, Bi-polar Junction Transistor (B-TRAN™) semiconductor technology. B-TRAN™ is a unique double-sided bi-directional AC switch able to deliver substantial performance improvements over today's conventional power semiconductors. Ideal Power believes B-TRAN™ modules will reduce conduction and switching losses, complexity of thermal management and operating cost in medium voltage AC power switching and control circuitry. For more information, visit www.IdealPower.com.

Safe Harbor Statement
All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Ideal Power’s management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the impact of COVID-19 on our business, financial condition and results of operations, the success of our B-TRAN™ technology, including the success of our contract with DTI, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents and our inability to predict with precision or certainty the pace and timing of development and commercialization of our B-TRAN™ technology, including the timing of the completion of our next wafer fabrication run with Teledyne and our success engaging companies to participate in our customer sampling program, and uncertainties set forth in our quarterly, annual and other reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Investor Relations Contact:
LHA Investor Relations

Carolyn Capaccio, CFA

T: 212-838-3777

IdealPowerIR@lhai.com

IDEAL POWER INC.

 Balance Sheets

	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$26,789,017	$3,157,256
Accounts receivable, net	125,887	170,287
Prepayments and other current assets	172,913	118,883
Total current assets	27,087,817	3,446,426

Property and equipment, net	32,770	37,125
Intangible assets, net	2,001,417	1,568,903
Right of use asset	32,215	79,719
Other assets	11,189	–
Total assets	$29,165,408	$5,132,173

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$107,290	$101,984
Accrued expenses	448,029	475,487
Current portion of lease liability	33,149	82,055
Total current liabilities	588,468	659,526

Long-term debt	91,407	91,407
Other long-term liabilities	944,026	552,031
Total liabilities	1,623,901	1,302,964

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized; 5,873,367 shares issued and 5,872,046 shares outstanding at March 31, 2021 and 3,265,740 shares issued and 3,264,419 shares outstanding at December 31, 2020	5,873	3,266
Additional paid-in capital	103,608,805	78,974,964
Treasury stock, at cost, 1,321 shares at March 31, 2021 and December 31, 2020	(13,210)	(13,210)
Accumulated deficit	(76,059,961)	(75,135,811)
Total stockholders’ equity	27,541,507	3,829,209
Total liabilities and stockholders’ equity	$29,165,408	$5,132,173

 IDEAL POWER INC.

Statements of Operations

	Three Months Ended March 31,
	2021	2020
Grant revenue	$242,061	$–
Cost of grant revenue	242,061	–
Gross profit	–	–

Operating expenses:
Research and development	260,880	350,664
General and administrative	600,686	579,770
Sales and marketing	62,578	–
Total operating expenses	924,144	930,434

Loss from operations	(924,144)	(930,434)

Interest expense, net	6	67

Net loss	$(924,150)	$(930,501)

Net loss per share – basic and fully diluted	$(0.17)	$(0.31)

Weighted average number of shares outstanding – basic and fully diluted	5,344,025	2,968,394

IDEAL POWER INC.

Statements of Cash Flows

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(924,150)	$(930,501)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	29,515	28,113
Write-off of capitalized patents	–	17,344
Stock-based compensation	61,933	116,497
Stock issued for services	68,680	–
Decrease (increase) in operating assets:
Accounts receivable	44,400	–
Prepaid expenses and other assets	(17,715)	(5,754)
Increase (decrease) in operating liabilities:
Accounts payable	5,306	(44,036)
Accrued expenses	(111,306)	4,710
Net cash used in operating activities	(843,337)	(813,627)

Cash flows from investing activities:
Purchase of property and equipment	(1,462)	(10,678)
Acquisition of intangible assets	(29,275)	(13,385)
Net cash used in investing activities	(30,737)	(24,063)

Cash flows from financing activities:
Net proceeds from issuance of common stock	21,204,609	–
Exercise of options and warrants	3,301,226	–
Net cash provided by financing activities	24,505,835	–

Net increase (decrease) in cash and cash equivalents	23,631,761	(837,690)
Cash and cash equivalents at beginning of period	3,157,256	3,057,682
Cash and cash equivalents at end of period	$26,789,017	$2,219,992